                                                Filed Pursuant to Rule 424(b)(3)
                                                          File Number 333-122097

                           PROSPECTUS SUPPLEMENT NO. 7

               PROSPECTUS SUPPLEMENT NO. 7 DATED NOVEMBER 14, 2005
      TO PROSPECTUS DECLARED EFFECTIVE ON MAY 13, 2005, AS SUPPLEMENTED BY
                PROSPECTUS SUPPLEMENT NO. 1 DATED JUNE 27, 2005,
               PROSPECTUS SUPPLEMENT NO. 2 DATED AUGUST 11, 2005,
               PROSPECTUS SUPPLEMENT NO. 3 DATED AUGUST 17, 2005,
              PROSPECTUS SUPPLEMENT NO. 4 DATED SEPTEMBER 22, 2005,
             PROSPECTUS SUPPLEMENT NO. 5 DATED OCTOBER 22, 2005 AND
               PROSPECTUS SUPPLEMENT NO. 6 DATED NOVEMBER 3, 2005
                          (REGISTRATION NO. 333-122097)

                                HEMOBIOTECH, INC.

This Prospectus  Supplement No. 7 supplements our Prospectus dated May 13, 2005, as supplemented by Prospectus  Supplement No. 1 dated June 27, 2005,  Prospectus
Supplement No. 2 dated August 11, 2005, Prospectus Supplement No. 3 dated August
17, 2005,  Prospectus  Supplement  No. 4 dated  September  22, 2005,  Prospectus
Supplement  No. 5 dated October 22, 2005 and  Prospectus  Supplement No. 6 dated
November 3, 2005.  The shares that are the subject of the  Prospectus  have been registered  to permit  their  resale to the public by the  selling  stockholders named in the  Prospectus.  We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this  offering,  other than the exercise  price,  if any, to be received  upon exercise of the warrants and options  referred  to in the  Prospectus.  You should  read this  Prospectus
Supplement No. 7 together with the Prospectus and Prospectus Supplements Nos. 1,
2, 3, 4, 5 and 6 thereto.

         This Prospectus  Supplement includes the following documents,  as filed by us with the Securities and Exchange Commission:

         o        The attached Current Report on Form 8-K of Hemobiotech, Inc.
                  dated November 11, 2005; and

         o        The attached Quarterly Report on Form 10-QSB of Hemobiotech,
                  Inc. for the fiscal quarter ended September 30, 2005.

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "HMBT".

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR  DISAPPROVED  OF THESE  SECURITIES OR PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS  SUPPLEMENT.  ANY  REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS NOVEMBER 14, 2005.

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): NOVEMBER 11, 2005
                                                         -----------------

                                HEMOBIOTECH, INC.
                                -----------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                                    --------
                 (State or Other Jurisdiction of Incorporation)

             000-51334                              33-0995817
             ---------                              ----------
     (Commission File Number)             (IRS Employer Identification No.)

                        14221 DALLAS PARKWAY, SUITE 1500
                               DALLAS, TEXAS 75254
                               -------------------
                    (Address of Principal Executive Offices)

                                 (214 540-8411)
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

ITEM 8.01.    OTHER EVENTS.

         On November 11, 2005, Hemobiotech,  Inc. (the "Company") announced that quotations for its common stock commenced on the Over-the-Counter Bulletin Board
("OTCBB")  on November 10, 2005.  The  closing price of the common stock on such date as reported by the OTCBB was $1.22.

         The press  release  issued by the Company  announcing  the foregoing is included as Exhibit 99.1 to this Current Report and is incorporated by reference in its entirety into this Item 8.01.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.
         --------

Exhibit No.       Description
-----------       -----------

99.1              Press Release of Hemobiotech, Inc., dated November 11, 2005.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended,  the  registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HEMOBIOTECH, INC.

                                           By: /s/ Mark Rosenblum
                                           ----------------------
                                           Mark Rosenblum
                                           Chief Financial Officer and Secretary

         Dated: November 11, 2005

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

99.1              Press Release of Hemobiotech, Inc., dated November 11, 2005.

                               [HEMOBIOTECH LOGO]

                         J.P. MORGAN INTERNATIONAL PLAZA
                        14221 DALLAS PARKWAY, SUITE 1500
                               DALLAS, TEXAS 75254
                                  214-540-8411

                 HEMOBIOTECH, INC. COMMON STOCK QUOTED ON OTCBB
        HemoBioTech is developing HemoTech(TM), a novel blood substitutE

FOR IMMEDIATE RELEASE:

Dallas,  Texas - November 11, 2005 - (OTCBB:  HMBT) HemoBioTech  announced  that quotations for its common stock commenced on the OTCBB on November 10, 2005. The closing  price of the  common  stock on such date as  reported  by the OTCBB was
$1.22.

"We are  delighted  about this  milestone  for the  company  and  excited  about continuing  development of our novel  substitute for human blood,  HemoTech(TM), which also  induces  red blood cell  formation,"  stated Dr.  Arthur P.  Bollon,
Chairman and Chief Executive Officer of HemoBioTech.

Dr. Bollon further stated, "Our goal is to address an increasing need for a safe and cost  effective  human blood  substitute in the United States and around the world."

ABOUT HEMOBIOTECH, INC.

HemoBioTech is engaged in the development of  HemoTech(TM),  a novel human blood substitute  technology  exclusively  licensed from Texas Tech University  Health
Science Center.  HemoTech(TM) is a chemically modified hemoglobin which not only carries oxygen in the blood, but can also induce red blood cell production.  The
Company  believes that  HemoTech(TM)  may possess  properties  that diminish the intrinsic  toxicities  which have plagued  other  attempts at  developing  blood
substitutes,   based  upon   pre-clinical  and  initial  human  clinical  trials
undertaken outside the U.S. by prior holders of this technology. HemoTech(TM) is being  developed to help reduce or  eliminate  the danger  resulting  from acute blood loss in trauma,  as well as for other conditions.  Corporate  headquarters are located at J. P. Morgan  International  Plaza,  14221 Dallas Parkway,  Suite
1500, Dallas,  Texas 75254. For further information contact Dr. Arthur Bollon at
214-540-8411 or arthurb@flash.net. The Company website is www.hemobiotech.com.

EXCEPT FOR HISTORICAL  INFORMATION,  THE MATTERS  DISCUSSED IN THIS NEWS RELEASE
MAY  BE  CONSIDERED   "FORWARD-LOOKING"   STATEMENTS.  SUCH  STATEMENTS  INCLUDE
DECLARATIONS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF HEMOBIOTECH
AND ITS MANAGEMENT. THE WORDS "BELIEVES", "EXPECTS", "ANTICIPATES", "ESTIMATES",
AND  SIMILAR  WORDS  OR   EXPRESSIONS   ARE   GENERALLY   INTENDED  TO  IDENTIFY
FORWARD-LOOKING  STATEMENTS.  YOU ARE  CAUTIONED  THAT ANY SUCH  FORWARD-LOOKING
STATEMENTS  ARE NOT  GUARANTEES  OF FUTURE  PERFORMANCE  AND INVOLVE A NUMBER OF
RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT ACTUAL RESULTS.  SUCH RISKS
AND  UNCERTAINTIES  ARE  IDENTIFIED IN  HEMOBIOTECH'S  REPORTS AND  REGISTRATION
STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-QSB

(Mark one)

|X| QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 2005

OR

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

For the transition period from to

COMMISSION FILE NUMBER 000-51334

HEMOBIOTECH, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-0995817
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

14221 DALLAS PARKWAY
DALLAS, TEXAS	75254
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214 540-8411)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes [X ] No [ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [_] No [X]

As of November 10, 2005, the registrant had outstanding 11,638,040 shares of common stock, $0.001 par value per share.

Transitional Small Business Disclosure Format (check one): Yes [_] No [X]

HEMOBIOTECH, INC.
(a development stage company)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this Quarterly Report on Form 10-QSB contains forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forwardlooking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "assume" or other similar expressions, although not all forward-looking statements contain these identifying words. All statements in this report regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, and results that might be obtained by pursuing management's current plans and objectives are forward-looking statements. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on which this report was filed with the Securities and Exchange Commission (the "SEC"). We expressly disclaim any obligation to issue any updates or revisions to our forward-looking statements, even if subsequent events cause our expectations to change regarding the matters discussed in those statements. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our stockholders. Many important factors that could cause such a difference are described in our prospectus dated May 13, 2005 under the caption "Risk Factors," all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this report.

PART I -- FINANCIAL INFORMATION

ITEM I. FINANCIAL STATEMENTS

HEMOBIOTECH, INC.
(a development stage company)

CONDENSED BALANCE SHEETS

	SEPTEMBER 30,	DECEMBER 31,
	2005	2004

	(Unaudited)

ASSETS:
CURRENT ASSETS:
Cash	$2,272,962	$3,086,000
Prepaid Expenses	93,822	110,000

Total Current Assets	2,366,784	3,196,000

Equipment, net	9,710	3,000
Debt financing costs, net of amortization of
$974,125 in 2005 and $193,000 in 2004	49,278	830,000

	$2,425,772	$4,029,000

LIABILITIES:
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$450,384	$132,000
Accrued interest payable	119,700	47,000
Convertible notes payable, net debt discount of $41,167 in
2005 and $703,000 in 2004	1,258,833	1,547,000

Total current liabilities	$1,828,917	$1,726,000

STOCKHOLDER'S EQUITY:

Common stock, $0.01 par value, 55,000,000 shares authorized,
10,093,550 shares issued and outstanding as of September 30, 2005
and December 31, 2004	$10,094	$10,000

Additional paid-in capital	4,537,200	4,417,000

Unearned compensation	(8,283)	(13,000)

Deficit accumulated during the development stage	(4,970,976)	(2,111,000)

Common shares payable (970,583 Shares)	1,028,820

Total Stockholders' equity	596,855	2,303,000

	$2,425,772	$4,029,000

See Notes to Condensed Financial Statements.

HEMOBIOTECH, INC.
(a development stage company)

CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

					October 31, 2001
	Three Months Ended		Nine Months Ended		(Inception)
	September 30		September 30		through
					September 30, 2005
	2005	2004	2005	2004

Revenue
Operating Expenses:

Research and development	$149,688	$0	$225,837	$115,000	$485,838
General and
administrative
	518,558	106,619	1,079,940	403,447	2,519,937
Other Income (expenses)

Interest Expense	554,058	5,460	1,594,530	16,380	2,014,531

Interest Income	(12,602)	0	(40,331)	0	(49,330)

Net Loss	$(1,209,702)	$(112,079)	$(2,859,976)	$(534,827)	$(4,970,976)

Basic and diluted loss	$(0.12)	$(0.02)	$(0.28)	$(0.08)
per common share

Weighted average number
of shares outstanding
basic and diluted	10,501,298	6,812,835	10,230,959	6,888,408

See Notes to Condensed Financial Statements.

HEMOBIOTECH, INC
(a development stage company)
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
(unaudited)

	COMMON	AMOUNT	ADDITIONAL	UNEARNED	DEFICIT	COMMON	TOTAL
	SHARES		PAID –IN	COMPENSATION	ACCUMULATED	SHARES
			CAPITAL		DURING THE	PAYABLE
					DEVELOPMENT
					STAGE

BALANCE –	10,093,550	$10,094	$4,417,000	$(13,000)	$(2,111,000)		$2,303,094
DECEMBER
31, 2004
Net Loss for the					(2,859,976)		(2,859,976)
period
Amortization –				4,717			4,717
Stock
Compensation
Estimated fair			120,200				120,200
value of vested
options granted
to Board of
Advisors & Consultant
Conversion of						1,028,820	1,028,820
notes payable into
common stock
BALANCE – September
30, 2005	10,093,550	$10,094	$4,537,200	$(8,283)	$(4,970,976)	$1,028,820	$596,855

HEMOBIOTECH, INC.
(a development stage company)

CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	NINE MONTHS ENDED SEPTEMBER 30,			OCTOBER 3, 2001
				(INCEPTION)
				THROUGH
	2005		2004	September 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,859,976)		$(534,827)	$(4,970,976)
Adjustments to reconcile net loss to net cash used in
operating activities:
Estimated fair value of options,
compensatory stock & related
amortization	124,222		115,000	274,222
Notes issued for services -- related party				354,000
Expenses paid by stockholder	--		4050	14,000
Amortization of deferred offering costs	780,525			973,525
Amortization of debt discount	661,573			813,573
Depreciation	1060			1060
Contribution of salary				11,000
Changes in:
Accounts payable and accrued expenses	320,184		399,397	1,166,186
Accrued interest	151,734		16,380	223,734
Prepaid expenses	15,490			(94,509)

Net cash used in operating activities	(805,188)		0	(1,234,188)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(7,850)			(10,850)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock and debt				3,767,000
Payment of notes				(249,000)
Net cash provided by financing activities				3,518,000

INCREASE (DECREASE) IN CASH	(813,038)		0	2,272,962
Cash -- beginning of period	3,086,000		0	0

CASH -- END OF PERIOD	$2,272,962		$0	$2,272,962

SUPPLEMENTARY NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued salary exchanged for note				$150,000
Employees/stockholders contribution of salary		$		564,000
Stockholders contribution of convertible note payable
and related interest		$		280,000

Conversion of notes payable into common stock	$1,028,820	$		$1,028,820

See Notes to Condensed Financial Statements.

NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE A -- THE COMPANY

Hemobiotech, Inc. (the "Company" refers to Hemobiotech, Inc. or its predecessor entity) (a development stage company) was incorporated on October 13, 2003 under the laws of Delaware. In December 2003, HemoBioTech, Inc., a Texas corporation, was merged with and into the Company. The accompanying financial statements include the predecessor operations of the Texas Corporation from its inception on October 3, 2001. The historical basis of accounting was carried over in the merger, including the deficit accumulated in the development stage. The Company is researching and developing human blood substitute patented technology licensed exclusively from Texas Tech University Health Service Center ("TTU") (Note E). The Company is in the development stage and its efforts have been principally devoted to capital raising, organizational infrastructure development and research and development.

NOTE B -- BASIS OF PRESENTATION

The interim financial statements presented are unaudited but in the opinion of management, have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a basis of consistent with those of the annual financial statements. Such interim financial statements reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full fiscal years. The interim financial statements should be read in connection with the audited financial statements for the year ended December 31, 2004.

The financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred cumulative losses of $4,970,976 for the period through September 30, 2005 and has been dependent on funding operations through the private sale of convertible debt and equity securities. At September 30, 2005 ,the Company had $2,272,962 in cash. Management believes that current cash resources will be sufficient to fund operations for the next twelve months (Also see Recent Developments). Management's plans include continuing to finance operations through one or more private or public offerings of equity securities and monitoring and reducing expenditures. However, no assurance can be given at this time as to whether the Company will be able to achieve these objectives. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] LOSS PER COMMON SHARE:

Basic and diluted loss per common share is based on the net loss divided by the weighted average number of common shares outstanding during the period, including common shares payable. No effect has been given to outstanding potential common shares such as options, warrants and convertible instruments in the diluted computation as their effect would be antidilutive.

[2] STOCK -BASED COMPENSATION:

As permitted under SFAS No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure," which amended SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and related interpretations. Under the provisions of APB No. 25, compensation cost for stock options is measured as the excess, if any, of the fair price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock. If the Company had applied the fair value recognition provision of SFAS No. 123 to stock-based employee compensation, the effect on net loss and net loss per share would have been as follows:

	THREE MONTHS		NINE MONTHS
	ENDED		ENDED
	September 30,		September 30,

	2005	2004	2005	2004

Net loss	$(1,209,702)	$(112,079)	$(2,859,976)	$(534,827)
Total stock-based employee compensation expense
Determined under fair value based method for
all awards, net of related tax effects	(15,300)	0	(41,925)	(0)
Pro forma net loss attributable to common Stockholders	$(1,225,002)	$(112,709)	$(2,901,901)	$(534,827)

Net loss per common share (basic and diluted):
As reported	$(.12)	$(.02)	$(.28)	$(.08)
Pro forma	$(.12)	$(.02)	$(.28)	$(.08)

The weighted-average fair values at date of grant for options granted during the three months ended September 30, 2005 and 2004 were $0.80 -$1.00 and $.00 respectively. There were no options granted for the three months ended September 30, 2004.The value of the options was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

THREE MONTHS ENDED September 30,

	2005	2004

Expected life in years	5 - 10	5 - 10
Interest rate	4.2% - 4.30%	4.1% - 4.5%
Volatility	80%	80%
Dividend yield	0%	0%

[3] USE OF ESTIMATES:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates include the selection of assumptions underlying the calculation of the fair value of options. Actual results could differ from those estimates.

[4] DEFERRED FINANCING COSTS:

Deferred financing costs include costs attributable to issuing convertible notes in the amount of $1,023,000 and such costs are being amortized to interest expense over the term of convertible notes.

[5] RECENT ACCOUNTING PRONOUNCEMENTS:

In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), “Share-Based Payment” which amends FASB Statement Nos. 123 and 95 (“FAS 123R”) is applicable for all interim and fiscal periods beginning after December 15, 2005. Therefore, the Company expects to adopt it during fiscal 2006. FAS 123R sets accounting requirements for “share-based” compensation to employees and requires companies to recognize in the statements of operations the grant-date fair value of stock options and other equity-based compensation issued to employees for share-based compensation. The Company is currently evaluating the impact that FAS 123R will have on its results of operations.

NOTE D -- ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	September 30, 2005	December 31, 2004

Professional fees	343,269	113,000
Directors' fee	---	12,000
Insurance Premium	52,015	---
Other (including $48,000 of
Liquidating damages in 2005)	55,100	7,000

	$450,384	132,000

NOTE E -- AGREEMENTS WITH TEXAS TECH UNIVERSITY HEALTH SERVICE CENTER ("TTU")

On January 22, 2002, the Company entered into an exclusive license agreement with TTU with respect to receiving certain patented rights. The Company is committed to the exploitation of such patented rights.

In consideration for entering into the agreement, the Company issued 678,820 shares of common stock to TTU (subject to anti-dilution protection).In addition, the Company has agreed to fund, over a four year period, $1.2 million to support efforts in incubating and commercializing other TTU technologies. Under the agreement, the Company reserves the right of first refusal on licensing and commercializing other technology developed from such funding. The shares issued were valued at approximately $1,000, their estimated fair value, and charged to operations. The funding of the $1.2 million is subject to the Company obtaining FDA approval of a blood substitute product. As of September 30, 2005, such approval had not been obtained. In addition, the Company has agreed to reimburse TTU for all intellectual property protection costs and patent maintenance fees. On May 20, 2004 TTU agreed to waive its antidiltution protection in exchange for 135,765 shares of common stock. Such shares were valued at approximately $115,000, their estimated fair value, and charged to operations.

In addition, in July 2002, the Company entered into a sponsored research agreement with TTU for the period September 1, 2002 through August 31, 2006, subject to a two-year extension to be mutually agreed on by the parties in the second year of the agreement and prior to August 31, 2006. The agreement may be terminated by either party on 90 days written notice. In November 2004, the Company agreed to fund the next phase of its research under the sponsored research agreement through November 30, 2005 for a fixed fee of approximately $231,000, which was paid in December 2004.

NOTE F -- CONVERTIBLE NOTES PAYABLE

On October 31, 2003, a $150,000 note was exchanged for services previously provided by a principal stockholder. The note bears interest at 5% per annum and was due on December 31, 2003 and was convertible into shares of common stock at $2.21 per share. Effective July 15, 2004, such note and accrued interest of approximately $5,000 was forgiven and treated as a capital contribution.

On July 15, 2004, a note with principal of $174,000 bearing interest at 5% per annum, due on December 31, 2003 and convertible into shares of common stock at $2.21 per share was extended to the consummation of a private placement of $2,500,000 (Note I). On October 13, 2004, such note plus $1,000 of accrued interest was paid and the balance of accrued interest was forgiven. Such forgiveness was treated as a capital contribution.

On October 13, 2004, $75,000 of a note with a principal of $180,000 bearing interest at 5% per annum, due on May 1, 2004 and convertible into shares of common stock at $2.21 per share was paid. The balance of principal and accrued interest was forgiven and was treated as a capital contribution.

NOTE G -- CAPITAL DEFICIENCY

[1] STOCK SPLIT:

On August 16, 2004, the Board of Directors approved a reverse stock split of one share of common stock for .543056 shares of common stock. All common stock and common stock equivalent shares in the accompanying financial statements have been adjusted to give retroactive effect to the reverse stock split.

[2] PRIVATE PLACEMENT:

On October 27, 2004, the Company completed a private placement of 45 units and raised gross proceeds of $4,500,000. Each unit consists of a $50,000 unsecured convertible promissory note, 58,824 shares of common stock and 117,648 warrants. The notes bear interest at 10% per annum (an effective rate of 77%) and are convertible at the option of the holder into common stock or securities , as defined, at a conversion price equal to the fair market value per share price at the time of conversion.

The gross proceeds from the sale of each unit was allocated based on relative fair values to each of the components.

Convertible notes payable	$ 31,000
Common stock	31,000
Warrants	38,000

Total	$100,000

Based on the allocation of the relative fair values to the components of the private placement offering, the debt discount was calculated to be $855,000, which is being amortized as expense to interest expense over the term of the notes.

The warrants are exercisable at $1.06 per share through the fifth anniversary of the effectiveness of a registration statement of shares underlying the warrants. The warrants are subject to redemption, at the Company's sole option, after one year from the date of effectiveness of the registration statement of common stock underlying the warrants if the common stock price equals or exceeds $2.12 for a period of at least 20 consecutive trading days at a redemption price of $.001 per warrant.

Under the terms of the October 2004 private placement, the Company agreed to file a registration statement on Form SB-2 with the SEC prior to December 27, 2004 to register for public resale the shares of common stock issued in the October 2004 private placement and issuable on (i) conversion of the Company's 10% convertible unsecured promissory notes, (ii) payment, at the Company's sole option, of accrued but unpaid interest on the notes, and (iii) exercise of the warrants, and to use its commercially reasonable efforts to have the registration statement declared effective by the SEC prior to February 24, 2005. The Company agreed that if the registration statement was not filed with the SEC on or by December 27, 2004, the Company would pay the holders of such securities liquidated damages equal to an aggregate of $90,000 for each 30 consecutive days (pro-rated daily) after December 27, 2004 during which the registration statement was not filed with the SEC. In addition, the Company agreed that, if the registration statement was not declared effective by the SEC prior to February 24, 2005, the Company would pay to such holders liquidated damages equal to an aggregate of $90,000 for every 30 consecutive days (pro-rated daily) after February 24, 2005 during which the registration statement was not declared effective by the SEC.

Because the registration statement was filed initially with the SEC on January 18, 2005, the Company would have been required to pay to the holders of such securities an aggregate of $66,000 in cash as liquidated damages. However, under a waiver and extension agreement signed by certain of such holders, certain security holders waived their right to receive an aggregate of $62,766 of such liquidated damages. The remaining security holders did not agree to waive their right to receive their pro rata share of such liquidated damages and the Company is therefore required to pay $3,234 of such liquidated damages to the non-waiving security holders. Further, since the registration statement was not declared effective until May 13, 2005, the Company would have been required to pay such holders an aggregate additional cash liquidated damages payment of at least $195,000, calculated as of May 1, 2005. However, under the waiver and extension agreement, certain security holders agreed to waive their right to receive an aggregate of approximately $186,000 of such additional liquidated damages. The remaining security holders did not agree to waive their right to receive their pro rata share of such additional liquidated damages and the Company is therefore required to pay approximately $9,000 of such additional liquidated damages to the non-waiving security holders. In addition, since the registration statement was not declared effective until May 13, 2005, the Company is required to pay all of the security holders an aggregate of an additional $36,000 for liquidated damages that accrued between May 1, 2005 and May 13, 2005. As of September 30, 2005, the Company has not paid any part of these liquidated damages.

The Company recorded a liquidating damage penalty of $48,000 for the nine months ended September 30, 2005 and is included in general and administrative expenses.

Effective August 17 and September 16, 2005 the Company announced that it had amended the terms of $ 750,000 and $ 200,000 respectively of aggregate principal amount of its unsecured promissory notes issued in its October 2004 private placement, in response to unsolicited offers of the holders of the notes, to enable such holders to convert the notes into shares of the Company's common stock at a conversion price of $1.06 per share. Upon conversion of such notes, the Company issued 970,583 shares of Common Stock to the holders of the notes. The 970,583 shares issued have been included as common shares payable as of September 30, 2005. (See Subsequent Events Note [H])

[3] STOCK OPTION/STOCK ISSUANCE PLAN:

During 2003, the Board of Directors of the Company approved a Stock Option/Stock Issuance Plan (the

"Plan") which provides for the granting of options or stock to purchase up to 3,000,000 shares of common stock (on a pre-reverse stock split basis), under which, directors, employees and independent contractors are eligible to receive incentive and non-statutory stock options and common shares (employees). The Company's stockholders approved the Plan in August 2004.

On August 16, 2004, the Board of Directors and stockholders of the Company approved the reduction in the number of shares reserved for under the Plan to 1,629,168 shares reflecting the effect of the .543056 reverse split effected by the Company. Options granted under the Plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair value of the common stock on date of grant, except that the exercise period of options granted to a stockholder owning more than 10% of the outstanding capital stock may not exceed five years and their exercise price may not be less than 110% of the fair value of the common stock at date of grant.

Options under the Plan generally vest 25 % on the first anniversary date of the grant and then, thereafter, equally over thirty-six months.

During the years ended December 31, 2004 and 2003, the Company granted 25,860 and 103,179 options, respectively, to purchase common stock to members of the Company's Board of Advisors. The Company records a charge to the financial statements when these options vest at the then market price. The Company has recorded a charge of $ 12,200 for the nine months ended September 30, 2005.

During the year ended December 31, 2004, in connection with the change in status of an option holder from a member of the Board of Advisors to Director, the Company recorded deferred stock compensation of $13,000, representing the difference between the exercise price and the market value of the Company's common stock on the date such stock option holder's status was changed. Deferred compensation is included as a component of stockholders' equity (capital deficiency) and is being amortized to expense over the remaining period of the stock options.

In July, 2005 the Company granted 271,528 options to our Consultant and Acting Vice President/Principal Investigator of Research and Development. The options were issued with an exercise price of $.18. The options will vest 50% (135,764 options) immediately, 12.5% (33,941 options) on the one year anniversary of the grant and the remainder over 36 months of service. Accordingly the Company recorded a charge to Research and Development expense of $115,100 during the period.

Stock option activity under the plan is summarized as follows:

		WEIGHTED
		AVERAGE
		EXERCISE
	SHARES	PRICE

Options outstanding at December 31, 2004	1,119,387	$0.23
Options granted during the three months ended March 31, 2005	10,000	$0.85
Options granted during three months ended June 30, 2005	102,500	$0.85
Options granted during three months ended September 30, 2005	284,028	$0.21

Options outstanding at end of September 30,2005	1 ,515,915	$0.27

Options exercisable at September 30, 2005	962,600	$0.26

At September 30, 2005, 113,253 options were available for grant under the Plan.

The following table presents information relating to stock options outstanding under the Plan as of September 30, 2005:

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE

			WEIGHTED
		WEIGHTED	AVERAGE		WEIGHTED
		AVERAGE	REMAINING		AVERAGE
RANGE OF		EXERCISE	LIFE IN		EXERCISE
EXERCISE PRICE	SHARES	PRICE	YEARS	SHARES	PRICE

$.18	673,387	$ .18	8.85	392,916	$.18
$.20	651,668	$ .20	3.08	479,684	$.20
$.85	178,360	$ .85	9.18	77,500	$.85
$1.06	12,500	$ .27	10.00	12,500	$1.06

The weighted average fair values at the date of grant for options granted during the third quarter of 2005 was $0.80 - $1.00. The fair value of options at date of grant was estimated using the Black-Scholes option pricing model utilizing the following assumptions:

	September 30,	DECEMBER 31,
	2005	2004

Risk-free interest rates	4.2%-4.3%	4.05% to 4.40%
Expected option life in years	5-10 yrs	10
Expected stock price volatility	80%	80%
Expected dividend yield	0%	0%

[H] SUBSEQUENT EVENT

Under the terms of the convertible notes payable ("Notes") (see Note [G] (2)), the maturity date of the Notes was October 27, 2005. During October 2005, an aggregate of $590,000 principal amount of Notes and $18,340 accrued but unpaid interest thereon was converted into an aggregate of 1,544,490 shares of the Company’s common stock, at a negotiated conversion price of $1.06 per share, in accordance with amendments to the original terms of the Notes permitting such conversion. As of October 27, 2005, $710,000 aggregate principal amount of Notes remained outstanding. During October, 2005, holders of $337,500 aggregate principal amount of Notes agreed to extend the maturity date of such Notes from October 27, 2005 to April 27, 2006. Accordingly, the Company will repay the outstanding balance of $372,500 aggregate principal amount of Notes, together with approximately $98,500 of accrued interest thereon, to holders of Notes that have not converted their Notes into shares of Company common stock on or prior to October 27, 2005 and have not agreed to extend the maturity date of the Notes to April 27, 2006.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

RECENT DEVELOPMENTS

In October 2004, we completed a private placement of units, with each unit consisting of one 10% convertible unsecured promissory note in the principal amount of $50,000, 58,824 shares of our common stock and a five-year warrant to purchase 117,648 shares of our common stock at an exercise price of $1.06 per share. We sold 45 units in the private placement at a price of $100,000 per unit, and we received gross cash proceeds of $4.5 million. Our net proceeds were $3.43 million, which includes the aggregate principal amount of our 10% unsecured convertible promissory Notes outstanding.

On May 13, 2005, we completed the registration of 11,382,431 shares of our common stock under the Securities Act of 1933, as amended. Such shares include 2,647,080 presently outstanding shares of our common stock, 3,441,191 shares of our common stock( valued at $.85 per share) issuable on conversion of $2.25 million principal amount of our Notes and, in our sole discretion, in payment of accrued interest on such Notes, and 5,294,160 shares of common stock (valued at $.85 per share) issuable on the exercise of outstanding warrants to purchase our common stock. All of the shares are to be sold by existing security holders of the Company. We will not receive any of the proceeds from the sale of these shares, but will, however, receive proceeds in connection with any exercise of the warrants referred to above.

Under the terms of the Notes, the maturity date of the Notes was October 27, 2005. As of October 27, 2005, an aggregate of $1,540,000 principal amount of Notes and $ 97,159 accrued but unpaid interest thereon was converted into an aggregate of 1,544,490 shares of the Company’s common stock, at a negotiated conversion price of $1.06 per share, in accordance with amendments to the original terms of the Notes permitting such conversion. As of October 27, 2005, $710,000 aggregate principal amount of Notes remained outstanding. Effective October 27, 2005, holders of $337,500 aggregate principal amount of Notes agreed to extend the maturity date of such Notes from October 27, 2005 to April 27, 2006. Accordingly, the Company will repay the outstanding balance of $372,500 aggregate principal amount of Notes, together with approximately $98,500 of accrued interest thereon, to holders of Notes that have not converted their Notes into shares of Company common stock on or prior to October 27, 2005 and have not agreed to extend the maturity date of the Notes to April 27, 2006.

PLAN OF OPERATIONS

We were founded in 2001 as "HemoBioTech, Inc.," a Texas corporation. In 2003, we incorporated a sister corporation named "Hemobiotech, Inc." in the State of Delaware. On December 1, 2003, HemoBioTech, Inc. was merged with and into Hemobiotech, Inc., with Hemobiotech, Inc. as the surviving entity. Our principal executive offices are located at 14221 Dallas Parkway, Suite 1500, Dallas, Texas 75254, and our telephone number is (214) 540-8411. Our website is located at www.hemobiotech.com.

We are primarily engaged in the research and development of human blood substitute technology exclusively licensed from Texas Tech University Health Services Center, although in 2003, 2004 and in the nine months ended September 30, 2005 most of our working capital was used to pay for general and administrative costs, salaries, legal and accounting fees and the cost of raising money. After reviewing the blood substitute technology developed by researchers at Texas Tech, in January 2002 we licensed from Texas Tech the exclusive rights to various alternative compositions of HemoTech, a novel blood substitute that is based on hemoglobin (which is the key protein in red blood cells that carries oxygen) of both bovine (cow) and human origin, as well as methods for its production and use. What makes HemoTech a novel potential blood substitute product is the fact that it is comprised of hemoglobin that has been isolated from bovine blood and then chemically modified to make the product non-toxic. We also have an agreement with Texas Tech that any patent issuing from its patent application relating to the induction of erythropoiesis (which is the production of red blood cells by the body) will be included under our exclusive license with Texas Tech. In addition to our license and patent agreement with Texas Tech, we entered into a sponsored research agreement with Texas Tech in July 2002, under which we are entitled to use certain of Texas Tech's production and research and development facilities in Lubbock, Texas.

Our goal is to address an increasing demand for a safe and inexpensive human blood substitute product in the United States and around the world through our licensed technology. We believe that certain initial pre-clinical and early stage human trials undertaken outside the U.S. by prior holders of this technology suggest that our licensed technology may possess properties that diminish the intrinsic toxic effects of hemoglobin and help reduce or eliminate the abnormal reaction associated with hemorrhagic shock (which is the loss of blood pressure and the lowering of vital signs resulting from the loss of blood).

RESEARCH AND DEVELOPMENT OF HEMOTECH

HemoTech is currently our only potential product. We expect that the remaining production, development, testing and FDA approval of HemoTech, if ever, will occur over a period of approximately 7 to 8 years. In other words, assuming we are able to progress through each phase of clinical trials efficiently and without significant delay, we believe we could obtain FDA approval of HemoTech by mid-2011, and possibly even earlier.

HemoTech must undergo several major stage of production, development, clinical study and testing before being in a position to submit its NDA application to the FDA, as follows:

o PRODUCTION OF HEMOTECH. In order to produce HemoTech for Phase I clinical trials, we must complete certain upgrades of the current HemoTech production facilities located at Texas Tech. The initial phase of these upgrades, which are ongoing were completed by the end of the second quarter of 2005. Upgrades will cost us approximately $85,000 and such upgrades are part of our stage 2 sponsored research agreement with Texas Tech. This amount was included in the $230,503 that we paid to Texas Tech on December 13, 2004 when we entered into our stage 2 sponsored research agreement. We anticipate that the second phase of these upgrades will be finished by the end of 2005, although there can be no assurance that this will be the case, depending on, among other things, worker schedules, available materials, unexpected costs associated with construction and our ability to raise sufficient capital in order to complete such upgrades. We expect that such additional upgrades will cost us approximately $120,000. We will be required to raise such additional funds, as part of the $10-15 million that we will need to raise within the next eight to nine months, in order to pay for these additional upgrades.

o PREPARATION AND SUBMISSION OF U.S. IND APPLICATION. We started preparing our U.S. IND application on December 13, 2004, when we entered into our phase 2 sponsored research agreement with Texas Tech. under our stage 2 sponsored research agreement, Texas Tech has agreed to assist us in preparing our U.S. IND application by providing certain services, including converting information contained in the European IND application as well as pre-clinical and other data into digital format and analyzing our proposed Phase I U.S. clinical trial testing procedures, to be set forth in our U.S. IND application. We agreed to pay Texas Tech approximately $110,000 for these services. This amount was included in the $230,503 that we paid to Texas Tech on December 13, 2004 when we entered into our stage 2 sponsored research agreement. We expect to complete the preparation of our U.S. IND application and to be in a position to submit our application to the FDA by early 2006, although there can be no assurance that we will be able to meet this deadline, depending on, among other things, the rate of conversion of the information contained in the European IND application to digital format, the timing and outcome of Texas Tech's analysis of our proposed Phase I U.S. clinical trials testing procedure, and the timing and outcome of the regulatory analysis to be performed by our regulatory Consultants, Regulus/Origin and BioLink. We anticipate that the cost of submitting our application to the FDA will be approximately $400,000. We will be required to raise such additional funds as part of the $10.0 -15.0 million that we will need to raise within the next 5 to 6 months .

o PHASE I OF OUR U.S. CLINICAL TRIALS. Once our U.S. IND application has been submitted to the FDA and we receive no objections from the FDA, we expect to be able to commence our Phase I U.S. clinical trials of HemoTech. Depending on whether the FDA accepts our U.S. IND application in early 2006, we believe that we could begin Phase I clinical trials by the end of the second quarter of 2006, although there can be no assurance that we will meet this deadline. We estimate that our Phase I clinical trials (including the costs of doing additional research and development of HemoTech during our Phase I clinical trials, production of the product and the operational and overhead costs that we will incur during our Phase I clinical trials) will cost approximately $10.0 million.

RESULTS OF OPERATIONS

We are a development stage company and have not generated any revenue from inception through September 30, 2005. Through the third quarter of 2004, our efforts were principally devoted to evaluating the HemoTech technology, negotiating and entering into our license agreement and sponsored research agreements with Texas Tech, hiring employees and consultants, establishing our Board of Advisors, developing a business plan, raising capital, and engaging in other organizational and infrastructure development. Until the consummation of our October 2004 private placement, we did not have the financial resources to engage in any significant research and development activities. However, we used part of the proceeds of our October 2004 private placement to fund stage 2 of our sponsored research agreement with Texas Tech, representing our first significant expenditure of resources on the research and development of HemoTech.

Total expenses, and thus our losses, totaled $4,970,976 from October 3, 2001 (inception) through September 30, 2005. Such losses included $617,000 in 2003, $1,073,000 in 2004, and $2,859,976 for the nine months ended September 30, 2005.

THREE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2004

Costs incurred during the three months ended September 30, 2004 served to increase current liabilities (see liquidity and capital resources below).

Total expenses were $1,209,702 for the three months ended September 30, 2005 period compared with $112,079 for the corresponding period in 2004, an increase of $1,097,623 resulting primarily from the following:

We incurred significantly higher total interest costs resulting from the private placement completed in October, 2004 and accelerated debt issue and debt discount amortizations resulting from $ 950,000 of our convertible debt converted into common shares during the period. Total net interest charges increased $535,996 resulting primarily from amortization of debt issues costs ($268,845) , amortization of debt discount costs ($237,967), and $46,722 related to our 10% convertible notes in the current period compared to $5,460 total interest charges in the same period last year.

Our research and development expenses increased $149,688 compared to 0 for the same period in 2004. Our 2005 costs were primarily associated with the sponsored research agreement with Texas Tech University. In addition the company granted our Consultant and Acting Vice President/Principal Investigator of Research & Development stock options during the period that had a fair value of $ 115,100.

Our general and administrative costs increased $411,939 resulting from significantly higher professional fees,, office rental and related charges , board of director fees and payroll charges.

NINE MONTHS ENDED SEPTMEBER 30, 2005 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2004

Costs incurred during the nine months ended September 30, 2004 served to increase current liabilities (see liquidity and capital resources below). Total expenses were $2,859,976 for the nine months ended September 20, 2005 period compared with $534,827 for the corresponding period in 2004 , an increase of $2,325,149 resulting primarily from the following :

We incurred significant higher total interest costs resulting from the private placement completed in October, 2004 and accelerated debt issue and debt discount amortizations resulting from $ 950,000 of our convertible debt converted into common shares during the period. Total net interest charges increased $ 1,537, 819 resulting primarily from amortization of debt issues costs ($ 780,525),amortization of debt discount costs ($ 661,573) and $151, 734 related to our 10% convertible notes in the current period compared to $16,380 of interest expense in the same period last year.

Our research and development expenses were $225,837 compared to $115,000 for the same period in 2004. Our 2005 costs were primarily associated with the sponsored research agreement with Texas Tech, University. In addition, in July 2005 the company granted our Consultant and Acting Vice President/Principal Investigator of Research & Development stock options that had a fair value of $115,100. In May, 2004, we agreed to waive the antidilution provision of our licensing agreement with Texas Tech in exchange for 135,764 shares of common stock. Such shares were valued at $115,000, their estimated value, and charged to operations.

Our general administrative costs increased $676,493 resulting from significantly higher professional fees, office rental and related charges, and board of director fees, which were partially offset by lower salary costs.

LIQUIDITY AND CAPITAL RESOURCES

In October 2004, we completed a private placement of units, with each unit consisting of one 10% convertible unsecured promissory note in the principal amount of $50,000, 58,824 shares of our common stock and a five-year warrant to purchase 117,648 shares of our common stock at an exercise price of $1.06 per share. We sold 45 units in the private placement at a price of $100,000 per unit, and we received gross proceeds of $4.5 million. Our net proceeds were $3.43 million, which includes the aggregate principal amount of our 10% unsecured convertible promissory notes outstanding.

Under the terms of the Notes, the maturity date of the Notes was October 27, 2005. As of October 27, 2005, an aggregate of $1,540,000 principal amount of Notes and $ 97,159 accrued but unpaid interest thereon was converted into an aggregate of 1,544,490 shares of the Company’s common stock, at a negotiated conversion price of $1.06 per share, in accordance with amendments to the original terms of the Notes permitting such conversion. As of October 27, 2005, $710,000 aggregate principal amount of Notes remained outstanding. Effective October 27, 2005, holders of $337,500 aggregate principal amount of Notes agreed to extend the maturity date of such Notes from October 27, 2005 to April 27, 2006. Accordingly, the Company will repay the outstanding balance of $372,500 aggregate principal amount of Notes, together with approximately $98,500 of accrued interest thereon, to holders of Notes that have not converted their Notes into shares of Company common stock on or prior to October 27, 2005 and have not agreed to extend the maturity date of the Notes to April 27, 2006.

We intend to use the proceeds of the October, 2004 offering (of which there is approximately $2.3 million remaining as of September 30, 2005) over the next eight to nine months to pay for the following costs and expenditures :

  The principal and related interest on our 10% unsecured promissory notes for holders that did not either convert or extend the principal and related interest , or $372,500 and $98,500 respectively.
  Our general administrative expenses (including salaries, legal and other professional fees, consulting and advisory fees, and to pay for the costs associated with raising additional capital);
  Preparation of our U.S. IND application and the costs associated with making certain upgrades to HemoTech production facility.

We believe our cash available at September 30, 2005 of approximately $2.3 million will be sufficient to repay our convertible notes and related interest due in October, 2005 and April, 2006 and fund operations for the next twelve months. If our selling stockholders convert any additional portion of our 10% convertible unsecured notes into shares of our common stock (of which there can be no guarantee), however, we will apply such unused funds to make up a portion of any shortfall we may have in the foregoing operating costs and to further develop HemoTech. If payment of the outstanding principal amount or any installment of interest accrued on the notes is not made on the maturity date of the notes or made on any acceleration therof following a default on the notes, then interest on any unpaid portion of the notes will accrue at an annual rate of 12%. Further, if we default in the performance of any obligations or covenants contained in the notes, the principal amount and any accrued and unpaid interest on the notes will become immediately due and payable after expiration of any applicable cure period. If we fail to make the required payments on the notes, our note holders will be entitled to accelerate the notes in full and demand immediate repayment thereof. Further, in the event we default on our convertible notes, we may be subject to enforcement proceedings initiated by our note holders. In such case, it is likely that the Company would be unable to continue to operate its business.

ITEM 3. CONTROLS AND PROCEDURES

Disclosure controls and procedures are designed with an objective of ensuring that information required to be disclosed in our periodic reports filed with the SEC, such as this Quarterly Report on Form 10-QSB, is recorded, processed, summarized and reported within the time periods specified by the SEC. Disclosure controls also are designed with an objective of ensuring that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, in order to allow timely consideration regarding required disclosures.

The evaluation of our disclosure controls by our principal executive officer and principal financial officer included a review of the controls' objectives and design, the operation of the controls, and the effect of the controls on the information presented in this Quarterly Report. Our management, including our chief executive officer, president and chief financial officer, does not expect that disclosure controls can or will prevent or detect all errors and all fraud, if any. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Also, projections of any evaluation of the disclosure controls and procedures to future periods are subject to the risk that the disclosure controls and procedures may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Based on their review and evaluation as of the end of the period covered by this Form 10-QSB, and subject to the inherent limitations described above, our principal executive officer and principal financial officer have concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) are effective as of the end of the period covered by this report. They are not aware of any significant changes in our disclosure controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The term internal control over financial reporting is defined as a process designed by, or under the supervision of, the registrant's principal executive and principal financial officers, or persons performing similar functions, and effected by the registrant's board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

(a) Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the registrant;

(b) Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the registrant are being made only in accordance with authorizations of management and directors of the registrant; and

(c) Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the registrant's assets that could have a material adverse effect on the financial statements.

During the period covered by this Form 10-QSB, there have not been any changes in our internal control over financial reporting that have materially affected, or that are reasonably likely to materially affect, our internal control over financial reporting.

PART II --OTHER INFORMATION

Items 2, 4 and 5 are not applicable and have been omitted.

ITEM 1. LEGAL PROCEEDINGS.

We are not party to any litigation or threatened litigation.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

In October 2004, we completed a private placement of units, with each unit consisting of one 10% convertible unsecured promissory note in the principal amount of $50,000, 58,824 shares of our common stock and a five-year warrant to purchase 117,648 shares of our common stock at an exercise price of $1.06 per share. We sold 45 units in the private placement at a price of $100,000 per unit, and we received gross cash proceeds of $4.5 million. Our net proceeds were $3.43 million, which includes the aggregate principal amount of our 10% unsecured convertible promissory notes outstanding. Under the terms of our October 2004 private placement, we agreed to file a registration statement on Form SB-2 with the SEC prior to December 27, 2004 to register for public resale the shares of common stock issued in the October 2004 private placement and issuable on (i) conversion of our 10% convertible unsecured promissory notes, (ii) payment, at our sole option, of accrued but unpaid interest on the notes, and (iii) exercise of the warrants, and to use our commercially reasonable efforts to have the registration statement declared effective by the SEC prior to February 24, 2005.

We agreed that if the registration statement was not filed with the SEC on or by December 27, 2004, we would pay the holders of such securities liquidated damages equal to an aggregate of $90,000 for each 30 consecutive days (pro-rated daily) after December 27, 2004 during which the registration statement was not filed with the SEC. In addition, we agreed that, if the registration statement was not declared effective by the SEC prior to February 24, 2005, we would pay to such holders liquidated damages equal to an aggregate of $90,000 for every 30 consecutive days (pro-rated daily) after February 24, 2005 during which the registration statement was not declared effective by the SEC.

Because the registration statement was filed initially with the SEC on January 18, 2005, we would have been required to pay to the holders of such securities an aggregate of $66,000 in cash as liquidated damages. However, under a waiver and extension agreement signed by certain of such holders, certain security holders agreed to waive their right to receive their pro rata share of such liquidated damages and we are therefore required to pay $3,234 of such liquidated damages to the non-waiving security holders. Further, since the registration statement was not declared effective until May 13, 2005, we would have been required to pay such holders an aggregate additional cash liquidated damages payment of at least $195,000, calculated as of May 1, 2005. However, under the waiver and extension agreement, certain security holders agreed to waive their right to receive an aggregate of approximately $186,000 of such additional liquidated damages. The remaining security holders did not agree to waive their right to receive their pro rata share of such additional liquidated damages and we are therefore required to pay approximately $9,000 of such additional liquidated damages to the non-waiving security holders. In addition, since the registration statement was not declared effective until May 13, 2005, we are required to pay all of the security holders an aggregate of an additional $36,000 for liquidated damages that accrued between May 1, 2005 and May 13, 2005.

Under the terms of the Notes, the maturity date of the Notes was October 27, 2005. As of October 27, 2005, an aggregate of $1,540,000 principal amount of Notes and $ 97,159 accrued but unpaid interest thereon was converted into an aggregate of 1,544,490 shares of the Company’s common stock, at a negotiated conversion price of $1.06 per share, in accordance with amendments to the original terms of the Notes permitting such conversion. As of October 27, 2005, $710,000 aggregate principal amount of Notes remained outstanding. Effective October 27, 2005, holders of $337,500 aggregate principal amount of Notes agreed to extend the maturity date of such Notes from October 27, 2005 to April 27, 2006. Accordingly, the Company will repay the outstanding balance of $372,500 aggregate principal amount of Notes, together with approximately $98,500 of accrued interest thereon, to holders of Notes that have not converted their Notes into shares of Company common stock on or prior to October 27, 2005 and have not agreed to extend the maturity date of the Notes to April 27, 2006.

As of November 11, 2005, we have paid $8,000 of these liquidated damages.

ITEM 6. EXHIBITS

31.1 Certification of Principal Executive Officer required under Rule 13a-14(a) or Rule 15d-14(a) of the Securities and Exchange Act of 1934, as amended.

31.2 Certification of Principal Financial Officer required under Rule 13a-14(a) or Rule 15d-14(a) of the Securities and Exchange Act of 1934, as amended.

32.1	*	Certification of Principal Executive Officer required under
Rule 13a-14(b) or Rule 15d-14(b) of the Securities and
Exchange Act of 1934, as amended, and 18 U.S.C. Section
		1350	.

32.2	*	Certification of Principal Financial Officer required under
Rule 13a-14(b) or Rule 15d-14(b) of the Securities and
Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350.

* The certifications attached as Exhibits 32.1 and 32.2 accompany this Quarterly Report on Form 10-QSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by Hemobiotech, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEMOBIOTECH, INC.

Dated November 14, 2005	By: /s/ Arthur Bollon, Ph.D.

Dr. Arthur P. Bollon- Chairman of the Board And
Chief Executive Officer
(PRINCIPAL EXECUTIVE OFFICER)

Dated November 14, 2005	By: /s/ Mark J. Rosenblum

Mark J. Rosenblum - Chief Financial Officer and
Secretary
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

EXHIBIT INDEX

31.1	Certification of Principal Executive Officer required under Rule 13a-14(a) or Rule 15d-14(a) of the Securities and Exchange Act of 1934, as amended.

31.2	Certification of Principal Financial Officer required under Rule 13a-14(a) or Rule 15d-14(a) of the Securities and Exchange Act of 1934, as amended.

32.1*	Certification of Principal Executive Officer required under Rule 13a-14(b) or Rule 15d-14(b) of the Securities and Exchange Act of
1934, as amended, and 18 U.S.C. Section 1350.

32.2*	Certification of Principal Financial Officer required under Rule 13a-14(b) or Rule 15d-14(b) of the Securities and Exchange Act of
1934, as amended, and 18 U.S.C. Section 1350.

* The certifications attached as Exhibits 32.1 and 32.2 accompany this Quarterly Report on Form 10-QSB pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed "filed" by Hemobiotech, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Arthur P. Bollon, certify that:

1. I have reviewed this Quarterly Report on Form 10-QSB of Hemobiotech, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in

Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) [Paragraph omitted in accordance with SEC transition instructions contained in SEC Release 34-47986]

c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: November 14, 2005	/s/ Arthur P. Bollon, Ph.D.

Arthur P. Bollon, Ph.D.
Chief Executive Officer
(PRINCIPAL EXECUTIVE OFFICER)

EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Mark J. Rosenblum, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Hemobiotech, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in

Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have;

a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b) [Paragraph omitted in accordance with SEC transition instructions contained in SEC Release 34-47986]

c) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the such auditors any material weaknesses in internal controls; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls.

/s/ Mark J. Rosenblum

Date: November 14, 2005	Mark J. Rosenblum
Chief Financial Officer
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-QSB of Hemobiotech, Inc. (the "Company") for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Arthur P. Bollon, Ph.D., Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

a. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2005	/s/ Arthur P. Bollon, Ph.D.

Arthur P. Bollon, Ph.D.
Chief Executive Officer
(PRINCIPAL EXECUTIVE OFFICER)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-QSB of Hemobiotech, Inc. (the "Company") for the period ended September 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Mark J. Rosenblum, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

a. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of
Company.

/s/ Mark J. Rosenblum

Date: November 14, 2005	Mark J. Rosenblum
Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.